UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(a) of
                       the Securities Exchange Act of 1934


                                 Date of Report

                                 October 7, 2005



                              COMPUDYNE CORPORATION
                              ---------------------
             (Exact name of registrant as specified in its charter)



                                     NEVADA
                                     ------
         (State or other jurisdiction of incorporation or organization)


          0-29798                                    23-1408659
          -------                                    ----------
   (Commission File Number)           (I.R.S. employer identification number)


     2530 Riva Road, Suite 201
        Annapolis, Maryland                           21401
        -------------------                           -----
(Address of principal executive office)             (Zip code)


               Registrant's telephone number, including area code
                                 (410) 224-4415



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ITEM 4.01  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANTS.

(a) Previous independent registered public accounting firm

     (i) On October 7, 2005, CompuDyne Corporation (the "Company") dismissed PricewaterhouseCoopers LLP as its independent registered public accounting firm. The Audit Committee of the Board of Directors participated in and approved the decision to change its independent registered public accounting firm.

     (ii) The report of PricewaterhouseCoopers LLP on the consolidated financial statements of the Company for the fiscal year ended December 31, 2004 contained no adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principle.

     (iii) During the period from April 14, 2004, the date of PricewaterhouseCoopers LLP's appointment as independent registered public accounting firm for the Company, through October 7, 2005, there have been (a) no disagreements with PricewaterhouseCoopers LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of PricewaterhouseCoopers LLP would have caused them to make reference thereto in their report on the Company's consolidated financial statements for such years; and (b) no reportable events (as defined in Regulation S-K Item 304(a)(1)(v)), other than as previously disclosed and reiterated below.

In the Company's Form 10-K/A filed for the year ended December 31, 2004, management identified the following material weaknesses which the Company included under Item 9A. Controls and Procedures:

     As of December 31, 2004, the Company did not maintain a sufficient complement of personnel with an appropriate level of accounting knowledge, experience and training in the application of accounting principles generally accepted in the United States of America (GAAP) commensurate with the Company's financial reporting requirements to support the size, complexity, operating activities, and locations of the Company. This material weakness contributed to the following individual material weaknesses as of December 31, 2004:

     (1) The Company did not maintain effective controls over the accounting for income taxes, including income taxes payable, deferred income tax assets and liabilities and the related income tax provision. Specifically, the Company did not have effective controls over the reconciliation between the tax and financial reporting bases of the Company's assets and liabilities with its deferred income tax assets and liabilities. Additionally, there was a lack of oversight and review over the income taxes payable, deferred income tax assets and liabilities and the related income tax provision accounts by accounting personnel with appropriate expertise in income tax accounting. This control deficiency resulted in an audit adjustment to the fourth quarter 2004 consolidated financial statements. Additionally, this control deficiency could result in a misstatement of the income taxes payable, deferred income tax assets and liabilities and the related income tax provision accounts that would result in a material misstatement to annual or interim financial statements that would not be prevented or detected. Accordingly, management has determined that this control deficiency constitutes a material weakness.

     (2) The Company did not maintain effective controls over certain contract revenues, contract costs in excess of billings and accounts receivable. Specifically, the Company did not have effective controls over the accounting for non-routine change orders to customer contracts to ensure that change orders were accounted for in accordance with GAAP. This control deficiency resulted in an audit adjustment to the fourth quarter 2004 consolidated financial statements. Additionally, this control deficiency could result in a misstatement of the contract revenues, contract costs in excess of billings and accounts receivable accounts that would result in a material misstatement to annual or interim financial statements that would not be prevented or detected. Accordingly, management has determined that this control deficiency constitutes a material weakness.

     (iv) The Company provided PricewaterhouseCoopers LLP with a copy of the disclosures to be included in Item 4.01 of this Form 8-K and requested that PricewaterhouseCoopers LLP furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the above statements. Attached, as Exhibit 16.1 is a copy of a letter from PricewaterhouseCoopers LLP dated October 12, 2005.

(b) New independent registered public accounting firm

     (i) On October 7, 2005, the Company engaged Aronson & Company as its new independent registered public accounting firm. During the period from April 14, 2004 through October 7, 2005, the Company has not consulted with Aronson & Company regarding either (a) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company's financial statements, and neither a written report was provided to the Company nor oral advice provided that Aronson & Company concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing, or financial reporting issue; or (b) any matter that was either the subject of a disagreement, as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K, or a reportable event, as that term is described in Item 304(a)(1)(v) of Regulation S-K.


ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS.

(c)      Exhibits

     16.1 Letter from PricewaterhouseCoopers LLP to the Securities and Exchange Commission dated October 12, 2005 regarding change in independent registered public accounting firm.





                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 12, 2005


                              COMPUDYNE CORPORATION



                              By: /s/ Geoffrey F. Feidelberg
                                  --------------------------
                                   Geoffrey F. Feidelberg
                              Its: Chief Financial Officer